SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12

SAND HILL IT SECURITY ACQUISITION CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing relates to the proposed merger between Sand Hill IT Security Acquisition Corp., a Delaware corporation (the “Company”) and St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”) pursuant to an Agreement and Plan of Merger, by and among the Company, its wholly-owned subsidiary Sand Hill Merger Corp., a Delaware corporation and St. Bernard, dated October 26, 2005, as amended.

On July 26, 2006, the Company issued the following press release:

SAND HILL IT SECURITY ACQUISITION CORP. ANNOUNCES ADJOURNMENT OF SPECIAL MEETING

MENLO PARK, Calif., July 26, 2006 /PRNewswire-FirstCall/ -- Sand Hill IT Security Acquisition Corp. (Sand Hill) (OTC Bulletin Board: SHQC.ob) today announced that a special meeting of stockholders held today had been adjourned. The adjourned meeting will be reconvened on July 27, 2006 at 7:00 a.m. (eastern time) at the Company's offices, 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California 94025.

Sand Hill has filed a registration statement on Form S-4 and the proxy statement/prospectus with the SEC in connection with the proposed merger. Stockholders of Sand Hill and St. Bernard Software are urged to read the registration statement and the joint proxy statement/prospectus filed with the SEC because it contains important information. Copies of these documents may be obtained free of charge from the SEC's website at http://www.sec.gov or at Sand Hill's web site at www.sandhillsecurity.com.

Investor Information
Sand Hill stockholders are urged to read the joint proxy statement/ prospectus filed, and any other relevant materials filed by Sand Hill, because they contain, or will contain, important information about Sand Hill, St. Bernard Software and the proposed merger. These materials and other relevant materials (when they become available) and any other documents filed by Sand Hill with the SEC, may be obtained for free at the SEC's website at www.sec.gov. Investors may obtain free copies of these documents by directing a request to Sand Hill IT Security Acquisition Corp., 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025.

Not a Proxy Statement
This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Sand Hill or St. Bernard Software and does not constitute an offer of any securities of Sand Hill for sale. Any solicitation of proxies will be made only by the joint proxy statement/prospectus that has been mailed to all stockholders of Sand Hill. Investors and security holders of Sand Hill are urged to read the joint proxy statement/prospectus because it contains important information about Sand Hill and St. Bernard Software.

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Media Contact
Patricia Block
Block Consulting
(650) 344-6691
pblock@blockconsulting.net